UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported) November 9, 2007
Merck & Co., Inc.

(Exact name of registrant as specified in its charter)

New Jersey	1-3305	22-1109110

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

One Merck Drive, PO Box 100, Whitehouse Station, NJ	08889-0100

(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code	(908) 423-1000
N/A

(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.
On November 9, 2007, the Company entered into a Settlement Agreement (the “Agreement”) with the law firms that comprise the executive committee of the Plaintiffs’ Steering Committee of the federal multidistrict VIOXX litigation as well as representatives of plaintiffs’ counsel in state coordinated proceedings (the “Negotiating Plaintiffs’ Counsel”) to resolve pending or tolled state and federal myocardial infarction and ischemic stroke claims filed against the Company in the United States. Under the Agreement, the Company has agreed to establish a settlement program pursuant to which, if certain conditions are met, the Company will pay a fixed amount of $4.85 billion into a fund for qualifying claims. The Settlement Agreement, which is filed as Exhibit 10.1 hereto, is incorporated in this Item 1.01 by reference.
Item 8.01. Other Events
On November 9, 2007, the Company issued a press release announcing the Settlement Agreement. A copy of the press release is attached as Exhibit 99.1 hereto.
Item 9.01. Financial Statements and Exhibits.
     (d) Exhibits

10.1	Settlement Agreement, dated as of November 9, 2007, by and between the Company and The Counsel Listed on the Signature Pages Hereto, including the exhibits thereto.

99.1	Press Release issued by the Company on November 9, 2007.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Merck & Co., Inc.

Date: November 14, 2007	By:	/s/ Debra A. Bollwage
DEBRA A. BOLLWAGE
Senior Assistant Secretary

EXHIBIT INDEX

Exhibit
Number	Description
10.1	Settlement Agreement, dated as of November 9, 2007, by and between the Company and The Counsel Listed on the Signature Pages Hereto, including the exhibits thereto.

99.1	Press Release issued by the Company on November 9, 2007.